EXHIBIT 99.1

[LOGO OF CENTRAL GARDEN & PET]

Corporate Office

3697 Mt. Diablo Blvd., Suite 310

Lafayette, CA 94549

(925) 283-4573

Fax (925) 283-4984

FOR IMMEDIATE RELEASE

Contact:	Andrew Tammen
Central Garden & Pet
(925) 283-4573

CENTRAL GARDEN & PET COMPLETES ACQUISITION

OF NEW ENGLAND POTTERY CO., INC.

Lafayette, California, February 26, 2004 – Central Garden & Pet Company (NASDAQ: CENT) today announced that it has completed the previously announced acquisition of substantially all of the assets of New England Pottery Co., Inc., a portfolio company of Heritage Partners.

Based in Foxboro, Massachusetts, New England Pottery Co., Inc. markets and sells decorative pottery and seasonal Christmas products. Its proprietary brand names include “New England Pottery” and “GKI/Bethlehem Lighting.” Annual sales are approximately $75 million.

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the pet and lawn and garden supplies markets. Our pet products include pet bird and small animal food, aquarium products, flea, tick, mosquito and other pest control products, edible bones, cages, carriers, pet books, and other dog, cat, reptile and small animal products. These products are sold under a number of brand names, including Kaytee, All-Glass Aquarium, Oceanic, Kent Marine, Zodiac, Pre-Strike, Altosid, Nylabone, TFH and Four Paws. Our lawn and garden products include grass seed, wild bird food, weed and insect control products, decorative outdoor patio products and ant control products. These products are sold under a number of brand names, including Pennington, Norcal Pottery, New England Pottery, GKI/Bethlehem Lighting, Lilly Miller, Matthews Four Seasons, AMDRO and Grant’s. For additional information on Central Garden & Pet, including access to the Company’s SEC filings, please visit the Company’s website at http://www.centralgardenandpet.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including future earnings guidance, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.

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